UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

Grayscale Horizen Trust (ZEN)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56435	83-6217411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Horizen Trust (ZEN) Shares	HZEN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, Grayscale Investments Sponsors, LLC (together with its affiliates as the context may require, “Grayscale”), the sponsor of the registrant, announced that GSO Intermediate Holdings Corporation, the sole managing member of Grayscale Operating, LLC, the sole member of Grayscale Investments Sponsors, LLC, has approved the appointment of Barry Silbert as a Director and Chairman of the Board of Directors (the “Board”). Mark Shifke will step down from his position as Chairman of the Board, but remain on the Board as a Director. Grayscale is also considering expanding the Board further to include independent directors.

Barry Silbert is the Founder and CEO of DCG, a global investor and incubator building a decentralized future to unlock economic and societal opportunity. A pioneer in blockchain investing, Barry established himself in 2012 as one of the earliest and most active investors in the space. In 2015, he founded DCG and today, it is one of the world’s most prolific investors in decentralized technologies, backing over 250 early-stage companies in over 40 countries around the globe. In 2024 Barry founded Yuma, a decentralized AI-focused DCG subsidiary where he serves as CEO. Yuma invests in, builds, and scales the Bittensor network.

In addition to its investment portfolio, DCG owns Grayscale Investments, Foundry, Fortitude, Luno, and Yuma. DCG also invests directly in digital currencies and other digital assets. Prior to DCG, Barry was the founder and CEO of SecondMarket, a venture-backed technology company that was acquired by Nasdaq. Barry has received numerous awards and accolades including being named Entrepreneur of the Year by both Ernst & Young and Crain’s, and being selected to Fortune’s prestigious “40 under 40” list. Before becoming an entrepreneur, Barry worked as an investment banker in New York. He graduated with honors from the Goizueta Business School of Emory University.

A copy of Grayscale’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Investments in Grayscale Products

Our directors and executive officers are generally permitted to invest their own capital (or capital of estate planning vehicles controlled by them or their immediate family members) directly in our funds and investment vehicles. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable investments by similarly situated investors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 4, 2025, of Grayscale
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Horizen Trust (ZEN)

Date:	August 4, 2025	By:	/s/ Edward McGee
Edward McGee Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.